Exhibit 99.1

CONSENT OF CASSEL SALPETER & CO., LLC

The Board of Directors of Gilman Ciocia, Inc.

11 Raymond Avenue

Poughkeepsie, New York 12603

RE:

Joint Proxy Statement/Prospectus of Gilman Ciocia, Inc. (“Gilman”) and National Holdings Corporation (“National”) which forms part of the Registration Statement on Form S-4 of National (the “Registration Statement”).

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated June 19, 2013, to the Board of Directors of Gilman as Annex C to the Joint Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion in such Registration Statement under the headings “SUMMARY—Opinion of Gilman’s Financial Advisor,” “THE MERGER—Background of the Merger,” “THE MERGER—Gilman’s Reasons for the Merger and Recommendation of Gilman’s Board of Directors” and “THE MERGER—Opinion of Gilman’s Financial Advisor.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission today and not to any other amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: July 12, 2013

/s/ CASSEL SALPETER & CO., LLC